Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-229713) and Registration Statements on Form S-8 (Nos. 333-237966, 333-237965, 333-237964, 333-237963, 333-231216 and 333-231215) of United States Steel Corporation of our report dated February 19, 2021 relating to the combined financial statements of Big River Steel Holdings LLC and BRS Stock Holdco LLC, which appears in Amendment No. 2 of this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
Birmingham, AL
February 24, 2021